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                                                                    EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-63591) and related Prospectus of Danaher Corporation for the registration of Notes Due 2008 and to the incorporation by reference therein of our report dated May 27, 1998, except for
Note 2, as to which the date is July 7, 1998, with respect to the consolidated financial statements of Fluke Corporation included in the Current Report on Form 8-K dated July 9, 1998 (filed September 14, 1998) and the Current Report on Form 8-K/A dated July 9, 1998 (filed October 16, 1998) of Danaher Corporation, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP
                                               --------------------------------
                                                   Ernst & Young LLP

Seattle, Washington
October 16, 1998